SECURITIES AND EXCHANGE COMMISSION
   WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 13, 2005, Tasty Baking Company (the “Company”) entered into the Amended and Restated Credit Agreement (“Amended Credit Agreement”) for its credit facility (the “Facility”) with PNC Bank, NA and Citizens Bank of Pennsylvania (the “Banks”). The Amended Credit Agreement increases the Banks’ commitment from $30 million to $35 million; changes the Facility from secured to unsecured; extends the maturity of the Facility from a 3 year term to a 5 year term expiring in September 2010; eliminates the short term portion of the Facility and reduces the interest rate margins and the commitment fees charged to the Company as described in the Amended Credit Agreement. Modifications have also been made to the Facility’s Tangible Net Worth covenant and the Funded Debt covenant that make them less restrictive. The new Facility will be used for general corporate purposes and such other uses as permitted under the Amended Credit Agreement.

The foregoing description of the Facility is qualified in its entirety by reference to the complete terms and conditions of the Amended Credit Agreement and related documents, which are filed as Exhibit 10.1 to this Current Report on Form 8-K.

On September 13, 2005, the Company also entered into a Loan Agreement (“Term Loan”) with Citizens Bank of Pennsylvania (“Citizens”) for $5.3 million. The Term Loan is based upon a 15 year amortization with a scheduled maturity in 5 years due in September 2010. The terms and conditions of the Term Loan are generally the same as those in the Amended Credit Facility. The entire proceeds of the Term Loan will be used to fund a voluntary contribution to the Company’s previously frozen defined benefit Pension Plan, which will partially fund its obligation to the Pension Plan. The Company had previously disclosed its intention to contribute an undetermined amount to its Pension Plan during 2005 in its Form 10-K for the fiscal year ended December 25, 2004 and in its Form 10-Q for the first and second quarters in 2005.

In conjunction with the Term Loan described above, the Company also obtained from Citizens additional commitments to lend $4.7 million to the Company upon certain conditions. If executed, the terms and conditions of these borrowings would be generally the same as the terms and conditions under the Term Loan with the addition of a mortgage and security interest if certain real property was to be acquired. These additional commitments from Citizens will expire on December 31, 2005 if not exercised by that date. The foregoing description of the Term Loan and the additional commitments are qualified in their entirety by reference to the complete terms and conditions of the Term Loan and related documents, which are filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03  Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The material terms and conditions of the Amended Credit Agreement are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03. Upon a default under the Amended Credit Agreement, including the non-payment of principal or interest, the obligations of the Company under the Amended Credit Agreement may be accelerated. Likewise, upon a default under the Term Loan, including the non-payment of principal or interest, the obligations of the Company under the Term Loan may be accelerated.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit 10.1	Amended and Restated Credit Agreement, dated September 13, 2005

Exhibit 10.2	Loan Agreement, dated September 13, 2005

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual reports to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY (Registrant)
Date: September 16, 2005	/S/ David S. Marberger
David S. Marberger
Senior Vice President and Chief Financial Officer